Exhibit 99.1
Capri Holdings Limited Announces First Quarter Fiscal 2021 Results
London — August 5, 2020 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the first quarter of fiscal 2021 ended June 27, 2020.
First Quarter Fiscal 2021 Highlights
•First quarter revenue decline of 66.5%, better than the company's initial expectation
•First quarter adjusted gross margin expansion of 480 basis points versus prior year
•First quarter adjusted loss per share of $1.04
•Ended the first quarter with approximately $1.1 billion of liquidity

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, "The COVID-19 pandemic continues to profoundly impact the entire world. My thoughts and prayers go out to all those who have been affected by the virus and to everyone on the front lines who are tirelessly helping combat this pandemic. At Capri Holdings, we are prioritizing the health and safety of our employees, customers and communities as our stores continue to reopen around the globe. I want to thank our teams around the world for the hard work and dedication they demonstrate every day to support each other and their communities during this unprecedented time."

Mr. Idol continued, "Looking at our progress in the fiscal first quarter, we were encouraged by trends across all three of our luxury houses, with sales and margin performance ahead of our initial expectations. We were particularly pleased with the strong growth of our eCommerce business, as well the sequential improvement in overall revenue trends through the first quarter and into July."

Mr. Idol concluded, "During these unprecedented times, we plan to continue to execute on our strategic growth initiatives and remain confident in the long-term opportunities for each of our unique global luxury houses. Capri Holdings has a portfolio of three iconic, founder-led fashion luxury brands that have enduring value and a long history of successfully navigating challenging periods. We will continue to carefully guide our business through the current retail environment, while positioning the company to resume its growth trajectory in fiscal 2022."

First Quarter Fiscal 2021 Results
Financial Results and non-GAAP Reconciliation
The company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. Due to the current and ongoing impact of the COVID-19 pandemic, the company will not be providing comparable store sales results. The company believes the most comprehensive measure of performance in this environment is total revenues compared to the same period in the prior year.
Overview of Capri Holdings First Quarter Fiscal 2021 Results:
•Total revenue of $451 million decreased 66.5% compared to last year. On a constant currency basis, total revenue decreased 66.2%.
•Gross profit was $302 million and gross margin was 67.0%, compared to $834 million and 62.0% in the prior year. Adjusted gross profit was $303 million and adjusted gross margin was 67.2%, compared to $840 million and 62.4% in the prior year.
•Loss from operations was $162 million and operating margin was (35.9)% compared to income of $64 million and operating margin of 4.8% in the prior year. Adjusted loss from operations was $147 million and operating margin was (32.6)%, compared to operating income of $190 million and 14.1% in the prior year.
•Net loss was $180 million, or $(1.21) per diluted share compared to net income of $45 million, or $0.30 per diluted share in the prior year. Adjusted net loss was $156 million, or $(1.04) per diluted share, compared to income of $145 million or $0.95 per diluted share.
•Net inventory at June 27, 2020 was $948 million, a 7% decrease compared to the prior year.
Versace First Quarter Fiscal 2021 Results:
•Versace revenue of $93 million decreased 55.1% compared to the prior year. On a constant currency basis, total revenue decreased 54.1%.
•Versace operating loss was $41 million and operating margin was (44.1)% compared to an operating loss of $3 million and operating margin of (1.4)% in the prior year. Last year, adjusted operating income was $3 million and adjusted operating margin was 1.4%.
Jimmy Choo First Quarter Fiscal 2021 Results:
•Jimmy Choo revenue of $51 million decreased 67.7% compared to the prior year on a reported and constant currency basis.
•Jimmy Choo operating loss was $29 million and operating margin was (56.9)%, compared to operating income of $11 million and operating margin of 7.0% in the prior year.
Michael Kors First Quarter Fiscal 2021 Results:
•Michael Kors revenue of $307 million decreased 68.7% compared to the prior year. On a constant currency basis, total revenue decreased 68.5%.
•Michael Kors operating loss was $48 million and operating margin was (15.6)%, compared to operating income of $201 million and operating margin of 20.5% in the prior year.
Fiscal Year 2021 Outlook
Due to the lack of visibility surrounding the pandemic, macroeconomic fundamentals and tourism, the impacts on our financial and operating results cannot reasonably be estimated at this time. Therefore, the company is not providing earnings guidance for its fiscal year 2021.

Conference Call Information
A conference call to discuss first quarter fiscal 2021 results is scheduled for today, August 5, 2020 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until August 12, 2020. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 10010472. A replay of the webcast will also be available within two hours of the conclusion of the call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, long-lived asset impairments, ERP implementation costs, Capri transformation costs, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the effect of the COVID-19 pandemic and its potential material and significant impact on the Company’s future financial and operational results if retail stores are forced to close again and the pandemic is prolonged, including that our estimates could materially differ if the severity of the COVID-19 situation worsens, the length and severity of such outbreak across the globe and the pace of recovery following the COVID-19 pandemic, levels of cash flow and future availability of credit, compliance with restrictive covenants under the Company’s credit agreement, the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition; the risk of disruptions to the Company’s businesses; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jennifer Davis
(201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
(917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended
	June 27, 2020	June 29, 2019
Total revenue	$451	$1,346
Cost of goods sold	149	512
Gross profit	302	834
Total operating expenses	464	770
(Loss) income from operations	(162)	64
Other income, net	(1)	(2)
Interest expense, net	17	13
Foreign currency (gain) loss	(3)	2
(Loss) income before provision for income taxes	(175)	51
Provision for income taxes	5	6
Net (loss) income attributable to Capri	$(180)	$45
Weighted average ordinary shares outstanding:
Basic	149,556,310	151,049,572
Diluted	149,556,310	152,334,153
Net (loss) income per ordinary share:
Basic	$(1.21)	$0.30
Diluted	$(1.21)	$0.30

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 27, 2020	March 28, 2020	June 29, 2019
Assets
Current assets
Cash and cash equivalents	$207	$592	$160
Receivables, net	183	308	310
Inventories, net	948	827	1,016
Prepaid expenses and other current assets	151	167	337
Total current assets	1,489	1,894	1,823
Property and equipment, net	541	561	608
Operating lease right-of-use assets	1,641	1,625	1,718
Intangible assets, net	1,977	1,986	2,250
Goodwill	1,490	1,488	1,652
Deferred tax assets	226	225	111
Other assets	169	167	221
Total assets	$7,533	$7,946	$8,383
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$596	$428	$355
Accrued payroll and payroll related expenses	94	93	96
Accrued income taxes	34	42	36
Current operating lease liabilities	431	430	408
Short-term debt	191	167	514
Accrued expenses and other current liabilities	243	241	372
Total current liabilities	1,589	1,401	1,781
Long-term operating lease liabilities	1,751	1,758	1,754
Deferred tax liabilities	465	465	437
Long-term debt	1,577	2,012	1,917
Other long-term liabilities	144	142	210
Total liabilities	5,526	5,778	6,099
Commitments and contingencies
Redeemable noncontrolling interest	—	—	4
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 218,272,709 shares issued and 150,340,192 outstanding at June 27, 2020; 217,320,010 shares issued and 149,425,612 outstanding at March 28, 2020 and 216,742,279 shares issued and 151,565,342 outstanding at June 29, 2019	—	—	—
Treasury shares, at cost 67,932,517 shares at June 27, 2020, 67,894,398 shares at March 28, 2020 and 65,176,937 shares at June 29, 2019	(3,326)	(3,325)	(3,225)
Additional paid-in capital	1,109	1,085	1,040
Accumulated other comprehensive income (loss)	71	75	(93)
Retained earnings	4,152	4,332	4,555
Total shareholders’ equity of Capri	2,006	2,167	2,277
Noncontrolling interest	1	1	3
Total shareholders’ equity	2,007	2,168	2,280
Total liabilities and shareholders’ equity	$7,533	$7,946	$8,383

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended
		June 27, 2020	June 29, 2019
Revenue by Segment and Region:
Versace	The Americas	$15	$44
	EMEA	27	92
	Asia	51	71
Versace Revenue		93	207

Jimmy Choo	The Americas	6	30
	EMEA	16	79
	Asia	29	49
Jimmy Choo Revenue		51	158

Michael Kors	The Americas	156	655
	EMEA	79	189
	Asia	72	137
Michael Kors Revenue		307	981

Total Revenue		$451	$1,346

(Loss) Income from Operations:
Versace		$(41)	$(3)
Jimmy Choo		(29)	11
Michael Kors		(48)	201
Total segment income from operations		(118)	209
Less: Corporate expenses		(31)	(33)
Restructuring and other charges		(8)	(15)
Impairment of assets		—	(97)
COVID-19 related charges		(5)	—
Total (Loss) Income from Operations		$(162)	$64

Operating Margin:
Versace		(44.1)%	(1.4)%
Jimmy Choo		(56.9)%	7.0%
Michael Kors		(15.6)%	20.5%
Capri Operating Margin		(35.9)%	4.8%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	June 27, 2020	June 29, 2019
Versace	204	196
Jimmy Choo	228	215
Michael Kors	822	853
Total number of retail stores	1,254	1,264

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	June 27, 2020	June 29, 2019	As Reported	Constant Currency
Total revenue:
Versace	93	$207	(55.1)%	(54.1)%
Jimmy Choo	51	158	(67.7)%	(67.7)%
Michael Kors	307	981	(68.7)%	(68.5)%
Total revenue	$451	$1,346	(66.5)%	(66.2)%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended June 27, 2020
	As Reported	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	As Adjusted
Gross profit	$302	$—	$1	$—	$303

Operating expenses	$464	$(8)	$(4)	$(2)	$450

Total loss from operations	$(162)	$8	$5	$2	$(147)

Loss before provision for income taxes	$(175)	$8	$5	$2	$(160)
Provision for (benefit from) income taxes	$5	$(5)	$(3)	$(1)	$(4)
Net loss attributable to Capri	$(180)	$13	$8	$3	$(156)
Diluted net loss per ordinary share - Capri	$(1.21)	$0.09	$0.06	$0.02	$(1.04)
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended June 29, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	Inventory Step-up Adjustment	ERP Implementation	As Adjusted
Gross profit	$834	$—	$—	$6	$—	$840

Operating expenses	$770	$(97)	$(15)	$—	$(8)	$650

Versace operating (loss) income	$(3)	$—	$—	$6	$—	$3
Total income from operations	$64	$97	$15	$6	$8	$190

Income before provision for income taxes	$51	$97	$15	$6	$8	$177
Provision for income taxes	$6	$19	$3	$2	$2	$32
Net income attributable to Capri	$45	$78	$12	$4	$6	$145
Diluted net income per ordinary share - Capri	$0.30	$0.51	$0.08	$0.02	$0.04	$0.95
______________________
(1)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.